As filed with the Securities and Exchange Commission on March 9, 2018

Registration No. 333-162640

Registration No. 333-167302

Registration No. 333-172814

Registration No. 333-180025

Registration No. 333-187257

Registration No. 333-196581

Registration No. 333-202647

Registration No. 333-212201

Registration No. 333-218599

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162640

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167302

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172814

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180025

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-187257

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196581

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202647

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212201

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218599

UNDER

THE SECURITIES ACT OF 1933

CASCADIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0868560
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Venkat Ramanan

Vice President Finance

Cascadian Therapeutics, Inc.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 801-2100

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

AMENDED AND RESTATED SHARE OPTION PLAN

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

2010 EMPLOYEE STOCK PURCHASE PLAN

INDUCEMENT STOCK OPTION GRANT TO SCOTT MYERS

2016 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of Cascadian Therapeutics, Inc., a Delaware corporation (“Cascadian” or the “Registrant”) that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-162640), filed with the Commission on October 23, 2009, which registered 616,604 additional shares of common stock, par value $0.0001 (“Shares”) issuable pursuant to the terms of the Amended and Restated Share Option Plan (the “Option Plan”) and 300,000 Shares issuable pursuant to the terms of the Amended and Restated Restricted Share Unit Plan (the “Unit Plan”).

•	Registration Statement on Form S-8 (No. 333-167302), filed with the Commission on June 3, 2010, which registered 900,000 Shares to be issued under the 2010 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-172814), filed with the Commission on March 14, 2011, which registered 443,670 additional Shares issuable pursuant to the Option Plan.

•	Registration Statement on Form S-8 (No. 333-180025), filed with the Commission on March 9, 2012, which registered 1,796,118 additional Shares issuable pursuant to the Option Plan.

•	Registration Statement on Form S-8 (No. 333-187257), filed with the Commission on March 14, 2013, which registered 916,643 additional Shares issuable pursuant to the Option Plan.

•	Registration Statement on Form S-8 (No. 333-196581), filed with the Commission on June 6, 2014, which registered 1,345,691 additional Shares issuable pursuant to the Option Plan and 500,000 additional Shares issuable pursuant to the Unit Plan.

•	Registration Statement on Form S-8 (No. 333-202647), filed with the Commission on March 10, 2015, which registered 2,092,821 additional Shares issuable pursuant to the Option Plan.

•	Registration Statement on Form S-8 (No. 333-212201), filed with the Commission on June 23, 2016, which registered 7,205,430 Shares issuable pursuant the 2016 Equity Incentive Plan (the “Incentive Plan”) and 2,848,855 Shares reserved for issuance upon the exercise of the Inducement Stock Option Grant to Scott Myers.

•	Registration Statement on Form S-8 (No. 333-218599), filed on June 8, 2017, which registered 6,700,000 additional Shares issuable pursuant to the Incentive Plan.

On March 9, 2018, pursuant to the Agreement and Plan of Merger, dated as of January 30, 2018 (the “Merger Agreement”), among Seattle Genetics, Inc. (“Seattle Genetics”), Valley Acquisition Sub, Inc. (“Merger Sub”), and Cascadian, Merger Sub merged with and into Cascadian (the “Merger”), with Cascadian surviving the Merger as a subsidiary of Seattle Genetics.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cascadian Therapeutics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 9, 2018.

CASCADIAN THERAPEUTICS, INC.

By:	/s/ Venkat Ramanan
	Name:	Venkat Ramanan
	Title:	Vice President Finance

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.